UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 10, 2012, Sealed Air Corporation (the “Company”) issued a press release announcing that Pedro Chidichimo, President of the Institutional and Laundry business unit (“I&L”), will leave the Company on January 1, 2013. Dr. Ilham Kadri has been named to succeed Mr. Chidichimo as President of the Company’s I&L business unit, effective January 1, 2013. A copy of the press release, dated December 10, 2012, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K and the exhibit attached hereto are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Tender Offer Expiration

On December 12, 2012, the Company issued a press release announcing the expiration of its previously announced tender offer for its outstanding 5.625% Senior Notes due 2013 (the “2013 Notes”). A copy of the press release, dated December 12, 2012, is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

The Company redeemed for cash all of its 2013 Notes that were outstanding on December 1, 2012 (the “Redeemed Notes”) at a redemption price equal to the make-whole redemption amount, plus accrued and unpaid interest on the Redeemed Notes to, but excluding, the redemption date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Sealed Air Corporation dated December 10, 2012.

99.2	Press Release of Sealed Air Corporation dated December 12, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ H. Katherine White
Name:	H. Katherine White
Title:	Vice President

Dated: December 12, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Sealed Air Corporation dated December 10, 2012.

99.2	Press Release of Sealed Air Corporation dated December 12, 2012.